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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                  FORM 8-A/A2

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                    PURSUANT TO SECTION 12(b) OR (g) OF THE

                        SECURITIES EXCHANGE ACT OF 1934


                                    ALLWASTE, INC.
          ------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                  Delaware                         74-2427167
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    (State of incorporation                                    (IRS Employer
       or organization)                                     Identification No.)



                 5151 San Felipe
                    Suite 1600
                  Houston, Texas                    77056-3609
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         (Address of principal executive offices)           (Zip Code)



Securities to be Registered Pursuant to Section 12(b) of the Act:

Title of each class to be registered:         Name of each exchange on which
                                              each class is to be registered:

Preferred Stock Purchase Rights               New York Stock Exchange, Inc.
-------------------------------               -----------------------------


Securities to be Registered Pursuant to Section 12(g) of the Act:  None
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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

This amendment to the Allwaste, Inc. Registration Statement on Form 8-A (the "Registration Statement") is being filed to amend the description of the Registrant's securities set forth in the Registration Statement in the manner set forth in the following Exhibit 1.2, which exhibit is hereby incorporated by reference herein in its entirety. Except as amended hereby to amend the description of the Registrant's securities as described herein and to file the amended Stockholder Rights Agreement, the Registration Statement is hereby affirmed.

ITEM 2.  EXHIBITS.

                 1.2 First Amendment to Stockholder Rights Agreement dated effective as of March 5, 1997, by and between Allwaste, Inc. and American Stock Transfer & Trust Company, as Rights Agent.


                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned hereunto duly authorized.


                               ALLWASTE, INC.


Date:    April 22, 1997        By:  /s/ William L. Fiedler
                                  ----------------------------------------
                                    William L. Fiedler
                                    Vice President, General Counsel,
                                    Secretary and Corporate Compliance Officer